As filed with the Securities and Exchange Commission on December 19, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EURONET WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-2806888
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4601 College Boulevard, Suite 300

Leawood, Kansas 66211

(913) 327-4200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

Corporation Trust Center

1209 Orange Street

City of Wilmington, County of New Castle

Delaware 19801

(302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey B. Newman Executive Vice President and General Counsel Euronet Worldwide, Inc. 120 avenue Charles de Gaulle 92200 Neuilly-sur-Seine France	Gerald P. McCartin Hunton & Williams LLP 1751 Pinnacle Drive Suite 1700, Tysons Corner McLean, Virginia 22102 (703) 714-7400

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ Registration No. 333-105478

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock, par value $0.02 per share(3)	70,396	$17.70	$1,246,010.00	$101.00

(1)	This registration statement registers 70,396 shares of common stock issuable upon the redemption of certain convertible notes previously issued by the registrant. Pursuant to Rule 416 of the Securities Act of 1933, this registration statement also registers such additional shares of common stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices for the common stock on the Nasdaq National Market on December 15, 2003.
(3)	Includes associated stock purchase rights. Prior to the occurrence of certain events, the stock purchase rights will not be evidenced separately from the common stock.

EXPLANATORY STATEMENT

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and includes the Registration Statement facing page, this page, the signature page, an exhibit index, a legal opinion and related consent, and accountants’ consents. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-3 (File No. 333-105478) of Euronet Worldwide, Inc., including the exhibits thereto, are hereby incorporated herein by reference. Pursuant to Rule 462(b) under the Securities Act, this Registration Statement is to be effective upon filing.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on December 18, 2003.

EURONET WORLDWIDE, INC.

By:	/s/ MICHAEL J. BROWN

Name: Michael J. Brown
Title: Chairman of the Board of Directors and
Chief Executive Officer

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POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated. Each of the undersigned officers and directors of the registrant hereby constitutes and appoints Michael J. Brown and Daniel R. Henry, jointly and severally, his true and lawful attorney-in-fact with full power to sign for him and in his name in the capacity indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title	Date

/s/ MICHAEL J. BROWN Michael J. Brown	Chairman of the Board of Directors, Chief Executive Officer and Director (principal executive officer)	December 18, 2003

/s/ DANIEL R. HENRY Daniel R. Henry	Chief Operating Officer, President and Director	December 18, 2003

/s/ ERIBERTO R. SCOCIMARA Eriberto R. Scocimara	Director	December 18, 2003

/s/ THOMAS A. MCDONNELL Thomas A. McDonnell	Director	December 18, 2003

/s/ M. JEANNINE STRANDJORD M. Jeannine Strandjord	Director	December 18, 2003

/s/ ANDZREJ OLECHOWSKI Andzrej Olechowski	Director	December 18, 2003

/s/ PAUL ALTHASEN Paul Althasen	Director	December 18, 2003

/s/ ANDREW B. SCHMITT Andrew B. Schmitt	Director	December 18, 2003

/s/ RICK L. WELLER Rick L. Weller	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	December 18, 2003

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

5	Opinion of Hunton & Williams LLP

23.1	Consent of KPMG Polska Sp. z o.o

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Hunton & Williams LLP (included in Exhibit 5)

24	Power of Attorney (included on signature page)

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